Exhibit 11
                                                       ----------

                Quarter 1 Earnings Per Share



                                                         Fourteen
                                                       Weeks Ended
                                                       November 3,
                                                           1996
                                                        ---------
Net loss                                              $(3,186,000)

Common shares outstanding                               4,674,314

Net loss per share                                        $ (0.68)
                                                       ===========

(Note) Due to the net loss, conversion of common stock equivalents are not considered.